Exhibit 10.5

PLS REGULAR FACILITY	EXECUTION

AMENDMENT NO. 6 TO

THIRD AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 6 to Third Amended and Restated Master Repurchase Agreement, dated as of April 26, 2019 (this “Amendment”), among Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”), Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (a “Buyer”), Alpine Securitization LTD (a “Buyer”), PennyMac Loan Services, LLC (the “Seller”) and Private National Mortgage Acceptance Company, LLC (the “Guarantor”).

RECITALS

The Administrative Agent, the Buyers, the Seller and the Guarantor are parties to that certain Third Amended and Restated Master Repurchase Agreement, dated as of April 28, 2017 (as amended by Amendment No. 1, dated as of June 1, 2017, Amendment No. 2, dated as of December 20, 2017, Amendment No. 3, dated as of February 1, 2018, Amendment No. 4, dated as of April 27, 2018, and Amendment No. 5, dated as of February 11, 2019, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and the related Second Amended and Restated Pricing Side Letter, dated as of April 28, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”).  The Guarantor is party to that certain Amended and Restated Guaranty, dated as of April 28, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), by the Guarantor in favor of Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement or Guaranty, as applicable.

The Administrative Agent, the Buyers, the Seller and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, the Administrative Agent has required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Administrative Agent, the Buyers, the Seller and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.   Definitions.  Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1       deleting the definition of “More Favorable Agreement” and any and all references thereto.

1.2       deleting the definition of “Termination Date” and replacing it with the following:

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“Termination Date” means the earlier of (a) April 24, 2020, and (b) the date of the occurrence of an Event of Default.

1.3       adding the following definitions in their proper alphabetical order:

“Successor Rate” means a rate determined by Administrative Agent in accordance with Section 5(c) hereof.

“Successor Rate Conforming Changes” means with respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of Administrative Agent, to reflect the adoption of such Successor Rate and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice.

SECTION 2.   Price Differential. Section 5 of the Existing Repurchase Agreement is hereby amended by adding the following new subsection (c) at the end thereof:

c.          If prior to any Price Differential Payment Date, Administrative Agent determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR, LIBOR is no longer in existence, or the administrator of LIBOR or a Governmental Authority having jurisdiction over Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be made available or used for determining the interest rate of loans, Administrative Agent may give prompt notice thereof to Seller, whereupon the rate for such period that will replace LIBOR for such period, and for all subsequent periods until such notice has been withdrawn by Administrative Agent, shall be the greater of (i) an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) and (ii) zero, together with any proposed Successor Rate Conforming Changes, as determined by Administrative Agent in its sole discretion (any such rate, a “Successor Rate”). Any such determination of the Successor Rate shall be made by Administrative Agent in a manner substantially consistent with market practice with respect to similarly situated counterparties with substantially similar assets in similar facilities; provided, that the foregoing standard shall only apply to repurchase transactions that are under the supervision of Administrative Agent’s investment bank New York mortgage finance business that administers the Transactions.

SECTION 3.   Representations and Warranties. Subsection 13(11) of the Existing Repurchase Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

(11)      Litigation.  There is no action, proceeding or investigation pending with respect to which either Seller or Guarantor has received service of process or, to the best of Seller’s or Guarantor’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Transaction, Transaction Request or any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Transaction Request or any Program

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Agreement, (C) making a claim individually or in the aggregate in an amount greater than five percent (5%) of Seller’s Net Worth, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Request or any Program Agreement.

SECTION 4.   Covenants. Section 14 of the Existing Repurchase Agreement is hereby amended by:

4.1       deleting subsection (c) in its entirety and replacing it with the following:

(c)        Litigation. Seller and Guarantor, as applicable, will promptly, and in any event within ten (10) days after service of process on any of the following, give to Administrative Agent notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller, Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually or in the aggregate in an amount greater than five percent (5%) of Seller’s Net Worth, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. On each Reporting Date, Seller and Guarantor, as applicable, will provide to Administrative Agent a litigation docket listing all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller, Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority. Seller and Guarantor, as applicable, will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

4.2       deleting subsection (ff) in its entirety and replacing it with the following:

(ff)       Reserved.

SECTION 5.   Events of Default. Section 15 of the Existing Repurchase Agreement is hereby amended by deleting subsection (o) in its entirety and replacing it with the following:

(o)        Financial Statements.  Seller’s or PennyMac Financial Services, Inc.’s (“PFS”) audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller or PFS as a “going concern” or a reference of similar import.

SECTION 6.   Reports. Subsection 17(a)(3) of the Existing Repurchase Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

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(3)        as soon as available and in any event within ninety (90) days after the end of each fiscal year of PFS and Seller, the consolidated balance sheets of PFS and its consolidated Subsidiaries and the balance sheet of Seller, each as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for PFS and its consolidated Subsidiaries and Seller for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Administrative Agent in its sole discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements or financial statements, as applicable, fairly present the consolidated financial condition or financial condition, as applicable, and results of operations of PFS and its respective consolidated Subsidiaries or Seller, as applicable, as at the end of, and for, such fiscal year in accordance with GAAP;

SECTION 7.   Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

7.1       Delivered Documents.  On the Amendment Effective Date, the Administrative Agent on behalf of Buyers shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a)        this Amendment, executed and delivered by duly authorized officers of the Administrative Agent, the Buyers, the Seller and the Guarantor;

(b)        Amendment No. 6 to Second Amended and Restated Pricing Side Letter, executed and delivered by duly authorized officers of the Administrative Agent, the Buyers, the Seller and the Guarantor;

(c)        evidence that all other actions necessary to perfect and protect Administrative Agent’s interest in the Additional Collateral have been taken; and

(d)        such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

SECTION 8.   Representations and Warranties.  Seller hereby represents and warrants to the Administrative Agent and Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of Repurchase Agreement.

SECTION 9.   Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 10. Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed

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counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 11. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 12.             GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 13. Reaffirmation of Guaranty.  The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of the Seller to Administrative Agent and Buyers under the Repurchase Agreement and related Program Agreements, as amended hereby.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE
CAPITAL LLC, as Administrative Agent

By:	/s/ Margaret Dellafera
Name: Margaret Dellafera
Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as a Committed Buyer and as a Buyer

By:	/s/ Margaret Dellafera
Name: Margaret Dellafera
Title: Authorized Signatory

By:	/s/ Charles Trombley
Name: Charles Trombley
Title: Authorized Signatory

ALPINE SECURITIZATION LTD, as a Buyer, by
Credit Suisse AG, New York Branch as Attorney-
in-Fact

By:	/s/ Kenneth Aiani
Name: Kenneth Aiani
Title: Vice President

By:	/s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Director

Signature Page to Amendment No. 6 to Third Amended and Restated Master Repurchase Agreement

PENNYMAC LOAN SERVICES, LLC, as Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PRIVATE NATIONAL MORTGAGE
ACCEPTANCE COMPANY, LLC, as
Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

Signature Page to Amendment No. 6 to Third Amended and Restated Master Repurchase Agreement